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                                                                   Exhibit 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


MicroTel International, Inc.
Ontario, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 19, 1999, except as to the penultimate paragraph of Note 14 and the second paragraph of Note 16 which are as of March 1, 1999, relating to the consolidated financial statements and financial statement schedule of MicroTel International, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                             BDO SEIDMAN, LLP


Orange County, California
September 24, 1999